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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                              (Amending Item 7(b))

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 23, 2001

                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)

Georgia                       1-7604                    58-0678148
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(State or other jurisdiction  (Commission File Number)  (IRS Employer
of incorporation)                                       Identification Number)

1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (770) 644-6400


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This Form 8-K/A amends Item 7(b) of the Form 8-K previously filed with the
Securities and Exchange Commission on August 7, 2001 by including the pro forma financial information referred to below.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(b) Pro Forma Information

The following unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and related notes of Crown Crafts, Inc. (the "Company"). The unaudited pro forma financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations would actually have been had the sale of assets and refinancing transactions in fact occurred at the dates indicated. The following unaudited pro forma condensed balance sheet and unaudited pro forma statement of operations and comprehensive income illustrate the estimated effects of the transactions as if the transactions had occurred at the end of the period for the balance sheet and at the beginning of the period presented for the statement of operations and comprehensive income. The unaudited pro forma information was derived using the Company's consolidated year end financial statements as filed in its Annual Report on Form 10-K as of and for the year ended April 1, 2001 as well as internal management reports. Adjustments have been made to reclassify the presentation of the historical financial statements for the businesses and assets sold during fiscal year 2001, including the Wovens Products division which was sold to Aladdin Manufacturing Corporation (an affiliate of Mohawk Industries) on November 14, 2000, and certain other asset dispositions before and subsequent to April 1, 2001, including the sale of the adult bedding business to Design Works, Inc. on July 23, 2001 as well as the refinancing of the Company's indebtedness effective as of the same date.


Crown Crafts, Inc. And Subsidiaries
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET in millions of dollars

                                                                                       Asset                          Pro forma
                                                                  April 1, 2001        Sales        Refinancing     April 1, 2001
                                                                  -------------       -------       -----------     -------------
Current assets                                                       $  40.7          $   0.6          $   1.2         $  42.5
Assets held for sale                                                    21.7            (21.7)A                             --
Fixed assets, net                                                        3.9                                               3.9
Other assets                                                            24.4                                              24.4
                                                                     -------          -------          -------         -------
  Total assets                                                       $  90.7          $ (21.1)         $   1.2         $  70.8
                                                                     =======          =======          =======         =======

Accounts payable                                                     $   8.5          $  (2.5)                         $   6.0
Accrued liabilities                                                      6.5             (0.3)                             6.2
Current maturities of long term debt                                    44.0            (17.5)           (26.2)            0.3
                                                                     -------          -------          -------         -------
  Total current liabilities                                             59.0            (20.3)           (26.2)           12.5
Long term debt                                                          47.7                                              47.7
Other liabilities                                                        0.8             (0.8)                              --
Shareholders' (deficit) equity                                         (16.8)                             27.4 B          10.6
                                                                     -------          -------          -------         -------
  Total liabilities and shareholders' (deficit) equity               $  90.7          $ (21.1)         $   1.2         $  70.8
                                                                     =======          =======          =======         =======


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Crown Crafts, Inc. and Subsidiaries
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) Fiscal year ended April 1, 2001


                                                                   As                Asset                                 Pro
in thousands, except income (loss) per share                    Reported             Sales           Refinancing          Forma
                                                                ---------          ---------         -----------        ---------
Net sales                                                       $ 247,515          $(139,473)         $                 $ 108,042
Cost of products sold                                             228,973           (143,109)                              85,864
                                                                ---------          ---------          ---------         ---------
Gross profit                                                       18,542              3,636                               22,178
Marketing and administrative expenses                              43,311            (29,606)                              13,705
Provision for impairment                                           28,240            (28,240)
Loss on disposition of assets                                       6,546             (6,546)
                                                                ---------          ---------          ---------         ---------
Income (loss) from operations                                     (59,555)            68,028                                8,473
Other income (expense):
      Interest expense                                            (14,781)             4,645 C            4,782 D          (5,354)
      Other -- net                                                    726               (867)                                (141)
                                                                ---------          ---------          ---------         ---------
Income (loss) before income taxes                                 (73,610)            71,806              4,782             2,978
Income tax benefit                                                    (23)                                      E             (23)
                                                                ---------          ---------          ---------         ---------
Net income (loss)                                                 (73,587)            71,806              4,782             3,001
Other comprehensive loss, net of tax:
       Foreign currency translation adjustment                         (1)                                                     (1)
                                                                ---------          ---------          ---------         ---------
Comprehensive income (loss), net of tax                         $ (73,588)         $  71,806          $   4,782         $   3,000
                                                                ---------          ---------          ---------         ---------

Basic income (loss) per share                                   $   (8.55)                                              $    0.32
                                                                ---------          ---------          ---------         ---------

Diluted income (loss) per share                                 $   (8.55)                                              $    0.10
                                                                ---------          ---------          ---------         ---------

Weighted average shares outstanding -- basic                        8,609                                   812 F           9,421
                                                                ---------          ---------          ---------         ---------

Weighted average shares outstanding -- diluted                      8,609                                22,949 F          31,558
                                                                =========          =========          =========         =========


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                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

A. Assets held for sale as of April 1, 2001 include the adult bedding business sold to Design Works Inc. on July 23, 2001, the Timberlake, North Carolina plant sold to Vector Tobacco (USA) Ltd. on June 14, 2001, as well as certain other assets. Liabilities assumed by Design Works Inc. totaled $3.5 million.

B. On July 23, 2001 the Company completed a refinancing of its debt. The new credit facilities include the following:

         A Revolving Credit Facility of up to $19 million including a $3 million sub-limit for letters of credit, with $14.0 million drawn at closing. The interest rate is equal to LIBOR plus 2.75% with a maturity date of June 30, 2004. The facility is secured by a first lien on all assets.

         Senior Notes of $14 million with an interest rate of 10% plus additional interest contingent upon cash flow availability of 3%. The maturity date is June 30, 2006 and the notes are secured by a first lien on all assets.

         Senior Subordinated Notes of $16 million with an interest rate of 10% plus an additional 1.65% payable by delivery of a promissory note due July 23, 2007. The maturity date is July 23, 2007, and the security is a second lien on all assets. In addition to principal and interest, a payment of $8 million is due on the earliest of (i) maturity of the notes, (ii) prepayment of the notes, or (iii) sale of the Company. The original issue discount of $4.1 million on this non-interest bearing note at a market interest rate of 12% will be amortized over the life of the notes.

         As part of the refinancing, the Company issued to the Lenders warrants for non-voting common stock that are convertible into common stock equivalent to 65% of the shares of the Company on a fully diluted basis at a price of 11.3 cents per share. The warrants are non-callable and expire in six years. The value of the warrants of $2.4 million using the Black-Scholes option pricing model was credited to additional paid in capital in the second quarter of fiscal year 2002. Also in the second quarter of fiscal year 2002, the Company recognized an extraordinary item of $25.0 million representing cancellation of debt income in connection with the refinancing.

C. Interest expense associated with the remaining debt balance of $76.2 million following asset sales was recalculated using average interest rates in effect for fiscal year 2001.

D. Interest expense was projected using the new loan balance of $48.0 million and the stated rates, with an assumed rate of 7.0 percent on the variable rate portion of the debt.

E. As of April 1, 2001, the Company has federal income tax net operating loss carryforwards totaling $55.9 million which begin expiring in the year ending March 2020. Therefore, no additional tax provision was included.

F. Basic shares outstanding increased for issuance of restricted shares to management in connection with the refinancing of the Company's indebtedness. Diluted shares outstanding include common stock equivalents of 19,511 associated with the lenders' warrants and 2,626 common stock equivalents related to anti-dilution provisions of the restricted stock. Common stock equivalents of the lenders' warrants assume the repurchase of shares with the exercise proceeds of $2.5 million at the average stock price in fiscal year 2001 of $0.89.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CROWN CRAFTS, INC.



Date: September 28, 2001               /s/  Carl A. Texter
      ------------------               -----------------------------------------
                                       CARL A. TEXTER
                                       (Vice President and Treasurer)


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